Exhibit 10.20


October 29, 2004

International Tire Recycling, Co.
415 Hillside
Laredo, TX 78041

          Amendment of Agreement dated April 2, 2004

Dear Edmundo:

On  behalf  of  Titan  Technologies,   Inc.  ("Titan")  and  International  Tire
Recycling, Co. ("International") we wish to adopt a first amendment to the Agreement between Titan and International dated April 2, 2004, as follows:

Article I.A. on Page 1 shall be amended to state that only $180,000 of the $500,000 deposits for the licensing fees for the first three plants ($300,000) and the $200,000 for the exclusive license for all of Mexico have been received and $320,000 of the licensing fees and exclusive license fee deposits are still due.

Article I.A. on Page 2 shall be amended change the date for commencement of construction from September 15, 2004 to March 31, 2005. This First Amendment further confirms that the parties have agreed to extend the construction commencement date for the first plant from September 15, 2004 to March 31, 2004 and that the License Agreement is in full force and effect as of the above date upon signature by the undersigned.



Titan Technologies, Inc.                     International Tire Recycling, Co.




By:   /s/ Ron Wilder                      By:  /s/ J. L. Edmundo Peredo
      ------------------------------           ---------------------------------
      Ron Wilder, President                    J. L. Edmundo Peredo, President